Exhibit 10.5

(1) Hanmax Investment Limited
(2) Tangram Investment Limited
(3) Paraway Investment Limited
(4) S-Yangtse Holdings Limited
(5) Lodway Investment Limited
(6) Samtung Investments Limited
(7) Unisources Enterprises Company

and

(8) Tongjitang Chinese Medicines Company

Sale and Purchase Agreement
in relation to the entire issued share capital of
Unisources Enterprises Limited
Dated as of June 15, 2006

INDEX

1.	INTERPRETATION	2

2.	SALE AND PURCHASE OF THE SALE SHARES	3

3.	CONSIDERATION	3

4.	COMPLETION	4

5.	POST COMPLETION EFFECT	5

6.	FURTHER ASSURANCE AND ASSISTANCE	5

7.	DOCUMENTS CONSTITUTING AGREEMENT	5

8.	CONFIDENTIALITY	6

9.	NOTICES AND OTHER COMMUNICATIONS	6

10.	COSTS AND EXPENSES	7

11.	COUNTERPARTS	7

12.	GOVERNING LAW AND DISPUTE RESOLUTION	7

13.	AMENDMENTS	8

14.	SUCCESSORS AND ASSIGNS	8

SCHEDULE 1 - PARTICULARS OF THE BVI COMPANY		1-1

SCHEDULE 2 - FORM OF THE SOLE SHAREHOLDER’S RESOLUTIONS OF TONGJITANG CHINESE MEDICINES COMPANY		2-1

SCHEDULE 3 - FORM OF BOARD RESOLUTIONS OF TONGJITANG CHINESE MEDICINES COMPANY		3-1

SCHEDULE 4 - FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF TONGJITANG CHINESE MEDICINES COMPANY		4-1

SCHEDULE 5 - FORM OF BOARD RESOLUTIONS OF UNISOURCES ENTERPRISES LIMITED		5-1

THIS AGREEMENT is made this 15th day of June 2006

AMONG

(1)	Hanmax Investment Limited, a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (“Hanmax”);

(2)	Tangram Investment Limited, a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (“Tangram”);

(3)	Paraway Investment Limited, a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (“Paraway”);

(4)	S-Yangtse Holdings Limited, a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (“S-Yangtse”);

(5)	Lodway Investment Limited, a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (“Lodway”);

(6)	Samtung Investments Limited, a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (“Samtung”);

(7)	Unisources Enterprises Limited,a company incorporated in the British Virgin Islands with limited liabilty whose address is at Pasea Estate, Road Town, Tortola, the British Virgin Islands (the “BVI Company”)

and

(8)	Tongjitang Chinese Medicines Company, a company incorporated in the Cayman Islands whose registered office is situated at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Purchaser”).

Hanmax, Tangram, Paraway, S-Yangtse, Lodway and Samtung shall collectivley be referred to as “Vendors” in this Agreement.

PRELIMINARY

(A)	WHEREAS, the Vendors together are the registered owners of the entire issued share capital of the BVI Company (as hereafter defined).

(B)	WHEREAS, in preparation for a proposed initial public offering and concurrent listing on the Nasdaq National Market, the BVI Company (as hereafter defined) intends to reorganize such that the BVI Company becomes a wholly owned subsidiary of the Purchaser by virtue of the existing shareholders (or their respective nominees) of the BVI Company selling all of their shares of the BVI Company to the Purchaser in exchange for the same proportional equity interests in the Purchaser as their proportional shareholdings in the BVI Company (the “Share Swap”).

(C)	WHEREAS, subsequent to the Share Swap, the ordinary shares of the Purchaser will be listed on the Nasdaq National Market.

(D)	WHEREAS, the Vendors, who constitute all of the existing shareholders of the BVI Company, and the Purchaser have agreed to a sale and purchase of the Sale Shares (as hereafter defined) on the following terms and conditions.

IT IS AGREED AS FOLLOWS :

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:

“BVI Company” means Unisources Enterprises Limited, brief particulars of which are set out in Part A of Schedule 1;

“Company Groups” refers to the BVI Company and the Purchaser;

“Completion” means the completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

“Completion Date” means the date on which Completion takes place;

“Consideration” means the consideration for the acquisition of the Sale Shares as described in Clause 3;

“Consideration Shares” means an aggregate of (i) 90,363,999 fully paid up, validly issued and nonassessable ordinary shares of the Purchaser, par value of US$0.001 per share. Of these shares, each of the Vendors will receive the following number of Consideration Shares pursuant to the Share Swap, respectively:

Vendors	Number of Consideration Shares
Hanmax	61,176,000
Tangram	3,400,000
Paraway	5,400,000
S-Yangtse	8,748,000
Lodway	795,999
Samtung	10,844,000

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“PRC” means the People’s Republic of China;

“Sale Shares” means an aggregate of (i) 45,182 fully paid up, validly issued and nonassessable ordinary shares of the BVI Company, par value of US$1.00 per share. Of these shares, each of the Vendors holds and will transfer to the Purchaser the following number of Sale Shares, respectively:

Vendors	Number of Sale Shares
Hanmax	30,588
Tangram	1,700
Paraway	2,700
S-Yangtse	4,374
Lodway	398
Samtung	5,422

“Securities and Exchange Commission” means the United States Securities and Exchange Commision;

“US$” means United States dollars; and

1.2	Any reference to a Clause, sub-clause or Schedule (other than to a Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3	Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4	Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5	The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1	Subject to the terms and conditions set forth in this Agreement, each Vendor agrees to sell, assign, transfer and deliver to the Purchaser on the Completion Date, severally, but not jointly, and also consents to other Vendors’ selling, assigning, transferring and delivering to the Purchaser (including waiving any right of first refusal or other restriction thereon), and the Purchaser agrees to purchase from each Vendor on the Completion Date, the number of shares set forth opposite the name of such Vendor under “Owners of the Sale Shares” on Schedule 1, Part A hereto.

2.2	Samtung hereby acknowledges that it has agreed to refrain from exercising rights, privlieges or other powers it may have pursuant to the Subscription Agreement and its supplements and Shareholders’ Agreement entered into by and among Samtung, BVI Company and other parties thereto to ensure that the transactions contemplated in this Agreement will be consummated in due course.

3.	CONSIDERATION

3.1	The total consideration for the sale by the Vendors of the Sale Shares shall be the allotment and issue by the Purchaser pursuant to the terms of Clause 3.2 to each of the Vendors of such number of Consideration Shares as is set forth next to the name of the respective Vendor in Column 2 of Part B of Schedule 1.

3.2	The Consideration Shares shall be allotted and issued as fully paid, validly issued and nonassessable and shall have such rights, preferences and privileges as set forth in the Purchaser’s Amended and Restated Memorandum and Articles of Association in the form attached hereto as Schedule 4.

4.	COMPLETION

4.1

Completion shall take place at the offices of Latham & Watkins, LLP at 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong or such other place as the parties may agree forthwith upon the execution of this Agreement, when all the following business will be simultaneously transacted:

4.1.1	each of the Vendors shall procure his/her/its execution of this Agreement and the Agreement for the Transfer and Assumption of Obligations (the “Assumption Agreement”).

4.1.2	the Purchaser shall:

(a)	procure the passing of the shareholder’s resolutions in the form set out in Schedule 2 and board resolutions in Schedule 3 to authorize the allotment and issue of the Consideration Shares to the Vendors pursuant to the terms of Clause 3.1;

(b)	enter and register the Vendors as shareholders, in such share amounts and to such persons/entities as set forth on column 3 of Part B of Schedule 1, on the Purchaser’s register of members and provide each Vendor with a copy of the Purchaser’s share register certified by a director of the Purchaser as true, accurate and complete as of the date of the Completion;

(c)	procure the execution of the Assumption Agreement; and

(d)	procure the adoption of an Amended and Restated Memorandum and Articles of Association in the form attached hereto as Schedule 4 (which shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within five (5) days after the Completion).

4.1.3	The BVI Company’s board resolutions in the form as set out in Schedule 5 to authorize the transfer of the Sale Shares to the Purchaser shall be passed.

4.2	The transactions described in Clause 4.1 shall take place at the same time, so that in the event of a default of the performance of any such transactions by either party, the other party shall not be obliged to complete this Agreement or perform any obligations hereunder (without prejudice to any further legal remedies).

4.3	As soon as reasonably practicable following the Completion and in any event not later than fifteen (15) days after the Completion, (i) the BVI Company shall arrange to enter and register the Purchaser as holder of the Sale Shares and enter and register such share transfers on the BVI Company’s register of members; and (ii) each of the Vendors shall deliver, to the Purchaser, original share certificates in respect of the Sale Shares owned by them respectively, together with instruments of transfer in favour of the Purchaser in respect of the Sale Shares duly executed by the registered holders thereof (if necessary), and the Purchaser shall deliver, to the Vendors, original share certificates for the Consideration Shares issued by the Purchaser in such share amounts and to such persons/entities as set forth on column 2 of Part B of Schedule 1, Part B hereto.

4.4	Each member of the Company Group shall use its best efforts to comply at all times with PRC law and, further, shall use its best efforts to timely obtain and/or effect all Approvals required thereof by PRC law at any time and from time to time (including registration with State Administration of Foreign Exchange, if applicable). In addition, each member of the Company Group shall use its best efforts to procure each of the owners or beneficial owners of any equity interest in the Purchaser, whether direct or indirect, to timely obtain all Approvals required by PRC law in relation to such interest in the Purchaser. For purpose of this Agreement, “Approval” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice required to be secured from any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (including the government of the PRC and any other relevant jurisdiction).

4.5	As soon as reasonably practicable following the Completion and in any event not later than fifteen (15) days after the Completion, the Purchaser shall procure Maples & Calder, Cayman Islands counsel to the Purchaser, to deliver an opinion to each of the Vendors, in form and substance customary for transactions in the nature of the transactions contemplated by this Agreement with respect to (i) the organization and existence of the Purchaser, (ii) the execution, validity and enforceability of this Agreement and the Assumption Agreement, and (iii) the issuance of the Consideration Shares.

5.	POST COMPLETION EFFECT

This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations or warranties which have not been done, observed or performed at or prior to Completion and the parties may take action for any breach or non-fulfilment of any of such obligations, agreement, covenants, undertakings, conditions, representations or warranties either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the Purchaser prior to Completion) it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

6.	FURTHER ASSURANCE AND ASSISTANCE

6.1	The Vendors shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the beneficial ownership of the Sale Shares in the Purchaser free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

6.2	The Purchaser shall do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Vendors may require from time to time effectively to vest the beneficial ownership of the Consideration Shares in the Vendors as set forth on Schedule 1, Part B, column 2 free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Vendors the full benefit of this Agreement.

7.	DOCUMENTS CONSTITUTING AGREEMENT

This Agreement, the Assumption Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto together constitute the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings. In the event of a conflict between the terms and conditions of this Agreement and any previous proposals, representations, warranties, agreements or undertakings, the terms and conditions of this Agreement shall prevail.

8.	CONFIDENTIALITY

8.1	Disclosure of Terms. The terms and conditions of this Agreement, the Assumption Agreement, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby (collectively, the “Share Swap Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

8.2	Permitted Disclosures. Notwithstanding the foregoing, (i) any party hereto may disclose any of the Share Swap Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only on an as-needed basis and where such persons are under appropriate nondisclosure obligations; and (ii) Samtung may disclose any of the Share Swap Terms to its fund manager and the employees thereof on an as-needed basis and so long as such persons are under appropriate nondisclosure obligations.

8.3	Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Assumption Agreement or the content of any of the Share Swap Terms in contravention of the provisions of this Section 8, such party (the “Disclosing Party”) shall provide the other parties hereto with prompt written notice of that fact and shall consult with the other parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

8.4	Other Exceptions. Notwithstanding any other provision of this Section 8, the confidentiality obligations of the parties shall not apply to: (a) disclosure as may be required by the Securities and Exchange Commission or applicable securities law or regulations of the United States of America or requirement of any stock exchange or automated trading system; (b) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (c) information which is in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (d) information which enters the public domain without breach of confidentiality by the restricted party.

8.5	Other Information. The provisions of this Section 8 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

9.	NOTICES AND OTHER COMMUNICATIONS

Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

10.	COSTS AND EXPENSES

The parties hereto bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

11.	COUNTERPARTS

This Agreement may be executed in counterparts and all counterparts together shall constitute one document.

12.	GOVERNING LAW AND DISPUTE RESOLUTION

12.1	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

12.2	Dispute Resolution.

12.2.1	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

12.2.2	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

12.2.3	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Center in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 12.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 13.2 shall prevail.

12.2.4	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

12.2.5	Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

12.2.6	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

12.2.7	Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

13.	AMENDMENTS

This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

14.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

Hanmax Investment Limited

By:	/s/ Wang Xiaochun
Name:	Wang Xiaochun
Title:	Director

Tangram Investment Limited

By:	/s/ Wang Xiaodong
Name:	Wang Xiaodong
Title:	Director

Paraway Investment Limited

By:	/s/ Xu Qian
Name:	Xu Qian
Title:	Director

S-Yangtse Holdings Limited

By:	/s/ Wang Shaolan
Name:	Wang Shaolan
Title:	Director

Lodway Investment Limited

By:	/s/ Chen Yan
Name:	Chen Yan
Title:	Director

Samtung Investments Limited

By:	/s/ Chen Yongcun
Name:	Chen Yongcun
Title:	Director

Unisources Enterprises Limited

By:	/s/ Wang Xiaochun
Name:	Wang Xiaochun
Title:	Director

Tongjitang Chinese Medicines Company

By:	/s/ Chen Yan
Name:	Chen Yan
Title:	Director

SCHEDULE 1

Part A

PARTICULARS OF THE BVI COMPANY

Name	:	Unisources Enterprises Limited

Company number	:	625908

Place of incorporation	:	British Virgin Islands

Date of incorporation	:	November 22nd, 2004

Registered office	:	Pasea Estate, Road Town, Tortola, the British Virgin Islands

Authorised share capital	:	50,000 shares, par value of US$1.00 per share

Issued shares	:	45,182 ordinary shares, par value of US$1.00 per share

Owners of the Sale Shares	:

Vendors	Number of Sale Shares
Hanmax	30,588
Tangram	1,700
Paraway	2,700
S-Yangtse	4,374
Lodway	398
Samtung	5,422

Directors	:	Xiaochun Wang, Yongcun Chen, Yan Chen, Honglong Fang, Yuecai Lin, Qian Xu, Guangyi Hu

Principal activity	:	Investment holding

Part B

Shareholders	Consideration Shares	Purchaser Shares Held
Hanmax	61,176,000	61,176,000
Tangram	3,400,000	3,400,000
Paraway	5,400,000	5,400,000
S-Yangtse	8,748,000	8,748,000
Lodway	795,999	796,000
Samtung	10,844,000	10,844,000

1-1

SCHEDULE 2

Unanimous Written Resolutions of the Sole Shareholder of

Tongjitang Chinese Medicines Company (the “Company”)

We, being the sole shareholder of the Company entitled to receive notices of and attend and vote at general meetings of the Company, DO HEREBY ADOPT the following resolutions with immediate effect:

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.	ADOPTION OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

The existing Memorandum and Articles of Association of the Company be and are hereby replaced in their entirety with an Amended and Restated Memorandum and Articles of Association, attached hereto as Exhibit A.

The Amended and Restated Memorandum and Articles of Association shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within five (5) days after the Completion (as defined in the Sale and Purchase Agreement).

RESOLVED, AS ORDINARY RESOLUTIONS, THAT:

2.	SALE AND PURCHASE AGREEMENT

The sale and purchase agreement (the “Sale and Purchase Agreement”), attached hereto as Exhibit B, to be entered into by and among Hanmax Investment Limited, Tangram Investment Limited, Paraway Investment Limited, S-Yangtse Holdings Limited, Lodway Investment Limited, and Samtung Investments Limited, as the vendors (the “Vendors”), and the Company as purchaser, relating to the purchase by the Company of the entire issued share capital in Unisouroces Enterprises Limited held by such Vendors (the “Sale Shares”), be and is hereby approved.

3.	CONSIDERATION

In consideration of the sale by the Vendors of the Sale Shares, the Directors are hereby authorised to allot and issue as fully paid, validly issued and nonassessable, an aggregate of 90,363,999 ordinary shares with par value of US$0.001 per share (the “Consideration Shares”) to the Vendors in such proportions as are specified below:

Vendors	Consideration Shares
Hanmax	61,176,000
Tangram	3,400,000
Paraway	5,400,000
S-Yangtse	8,748,000
Lodway	795,999
Samtung	10,844,000

2-1

4.	REGISTER OF MEMBERS

The Directors are hereby authorised to cause the register of members of the Company be updated and revised to reflect the current shareholdings of the Company as follows:

Shareholders	Ordinary Shares Held
Hanmax	61,176,000
Tangram	3,400,000
Paraway	5,400,000
S-Yangtse	8,748,000
Lodway	796,000
Samtung	10,844,000

2-2

Date:      of June 2006

Lodway Investment Limited

Name: CHEN Yan

2-3

SCHEDULE 3

UNANIMOUS WRITTEN BOARD RESOLUTIONS OF

TONGJITANG CHINESE MEDICINES COMPANY

(THE “COMPANY”)

1	DISCLOSURE OF INTERESTS

It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2.	SALE AND PURCHASE AGREEMENT

2.1 It was noted that it was proposed that the Company should acquire the entire issued share capital (the “Sale Shares”) in Unisources Enterprises Limited. subject to the terms and conditions of the Sale and Purchase Agreement entered into by and among Hanmax Investment Limited, Tangram Investment Limited, Paraway Investment Limited, S-Yangtse Holdings Limited, Lodway Investment Limited, and Samtung Investments Limited, as vendors (the “Vendors”), and the Company as purchaser, relating to the purchase by the Company of the entire issued share capital in Unisources Enterprises Limited (the “Sale Shares”) (the “Sale and Purchase Agreement”).

2.2 It was noted that as part of the Sale and Purchase Agreement, the Company shall purchase from each of the Vendors the following number of Sale Shares of Unisources Enterpirses Limited held by it, respectivley:

Vendors	Number of Sale Shares
Hanmax	30,588
Tangram	1,700
Paraway	2,700
S-Yangtse	4,374
Lodway	398
Samtung	5,422

2.3 It was noted that, pursuant to the Sale and Purchase Agreement, the Vendors have each undertaken to the Company that they shall deliver to the Company as soon as reasonably practicable following the Completion (as defined therein) and in any event not later than fifteen days after the Completion, the share certificates in respect of all the shares owned by them, respectively, in the share capital of Unisources Enterprises Limited and which are the subject of the Sale and Purchase Agreement.

2.4 It was noted that, pursuant to the Sale and Purchase Agreement, the Company has undertaken to each Vendor to deliver original share certificates for the Consideration Shares issued by the Company in such share amounts and to such persons/entities as set forth on Schedule 1, Part B, Column 2 of the Sale and Purchase Agreement, as soon as reasonably practicable following the Completion (as defined therein) and in any event not later than fifteen days after the Completion (as defined therein).

2.5 It was noted that written resolutions (the “Written Resolutions”) of the sole shareholder of the Company had previously been passed approving, among other matters, the adoption of the Amended and Restated Memorandum and Articles of Association and the Sale and Purchase Agreement.

3-1

3.	AGREEMENT FOR THE TRANSFER AND ASSUMPTION OF OBLIGATIONS

It is also noted that the Company and all parties who entered into the subscripiton agreement dated December 21, 2005, supplementary agreements to the subscription agreement dated April 25, 27, 2006, Indemnity Agreement dated April 27, 2006, as well as the shareholders’ agreement dated April 30, 2006 (collectivley, “Transaction Agreements”) proposed to enter into an agreement for the transfer and assumption of obligations (“Agreement for the Transfer and Assumption of Obligations”), pursuant to which, Unisources Enterprises Limited will assign all of its rights and obligations under the above Transaction Agreements to the Company. It is noted that the draft Agreement for the Transfer and Assumption of Obligations has been reviewed by the directors and the terms thereof fully discussed.

4	RESOLUTIONS

RESOLVED THAT:

(a)	the acquisition of the Sale Shares would be in the best interests and commercial benefit of the Company and such acquisition be and the same is hereby approved;

(b)	the form and substance of the Sale and Purchase Agreement, attached hereto as Exhibit A, be and is hereby approved;

(c)	any one Director of the Company (a “Director”) be and is hereby authorised to sign for and on behalf of the Company the Sale and Purchase Agreement and the share transfer forms (if necessary) for the Transfers 1 through 14;

(d)	any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Sale and Purchase Agreement;

(e)	any Director be and is hereby authorised to allot and the Company issue as fully paid, validly issued and nonassessable, an aggregate of 90,363,999 ordinary shares of the Company par value of US$0.001, per share (the “Consideration Shares”) to the Vendors in such proportions as set out in Column 2 of Part B of Schedule 1 of the Sale and Purchase Agreement and the allottees be entered in the Company’s register of members as the holders of the said Consideration Shares;

(f)	any one Director or officer of the Company be and is hereby authorised to issue share certificates evidencing the issue and allotment of the Consideration Shares as disclosed above;

(g)	the form and substance of the Agreement for the Transfer and Assumption of Obligations, attached hereto as Exhibit B, be and is hereby approved;

(h)	any one Director be and is hereby authorised to sign for and on behalf of the Company the Agreement for the Transfer and Assumption of Obligations;

(i)	any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Agreement for the Transfer and Assumption of Obligations;

3-2

(j)	It is resolved that WANG Xiaochun, CHEN Yongcun and CHEN Yan are appointed as directors of the Company with immediate effect.

(k)	any one Director be and is hereby authorised to approve any amendments to each of the documents referred to in this paragraph 4, such approval being conclusively evidenced by his signature on the relevant documents.

Name:	CHEN Yan
Title:	Director
Date:

3-3

SCHEDULE 4

FORM OF AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION OF

TONGJITANG CHINESE MEDECINES COMPANY

[Please refer to Exhibit 3.1]

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SCHEDULE 5

Unisources Enterprises Limited (the “Company”)

(Incorporated In B.V.I.)

WRITTEN RESOLUTIONS OF ALL THE DIRECTORS OF THE COMPANY DATED [    ] June 2006.

We, the undersigned, being all the directors of the Company HEREBY RESOLVE AS FOLLOWS:

1. Disclosure of interests

It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2. Transaction Documents

It is noted that the Company proposed to enter into a sale and purchase agreement (the “Sale and Purchase Agreement”), pursuant to which the vendors of shares of the Company named therein shall transfer their shares in the Company to Tongjitang Chinese Medicines Company (“Chinese Medicines”) in exchange for shares in Chinese Medicines to be issued to them by Chinese Medicines. It is noted that the draft Sale and Purchase Agreement, attached hereto as Exhibit A, has been reviewed by the directors and the terms thereof fully discussed.

It is also noted that Chinese Medicines and all parties to the subscripiton agreement dated December 21, 2005, supplementary agreements to the subscription agreement dated April 25, 27, 2005, Indemnity Agreement dated April 27, 2006, as well as the shareholders’ agreement dated April 30, 2006 (collectively, “Transaction Agreements”) proposed to enter into an agreement for the transfer and assumption of obligations (“Agreement for the Transfer and Assumption of Obligations”), pursuant to which, the Company will assign all of its rights and obligations under the above Transaction Agreements to Chinese Medicines. It is noted that the draft Agreement for the Transfer and Assumption of Obligations, attached hereto as Exhibit B, has been reviewed by the directors and the terms thereof fully discussed.

The Agreement for the Transfer and Assumption of Obligations and the Sale and Purchase Agreement are herein collectively referred to as the “Agreements”.

3. Resolutions

IT IS UNANIMOUSLY RESOLVED:

(i)	THAT the Agreements be and are hereby approved.

(ii)	THAT any Director of the Company be and is hereby authorized to give, make, sign, execute (under hand, seal or as a deed) and deliver the Agreements and all such deeds, agreements, letters, notices, certificates, acknowledgements, receipts, authorizations, instructions, releases, waivers, proxies, appointments of agents for service of process and other documents (whether of a like nature or not) (“Ancillary Documents”) as may in the sole opinion and absolute discretion of any Director be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the

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transactions contemplated by or referred to in any of the Agreements and to do all other such acts and things as might in the sole opinion and absolute discretion of any Director be necessary or desirable for the purposes aforesaid.

(iii)	THAT the Ancillary Documents be in such form as any Director of the Company shall in his absolute discretion and sole opinion approve, the signature of any such person on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company.

(iv)	THAT the Agreements and Ancillary Documents (where required to be executed as deeds, under seal or as agreements under hand by the Company) be executed by the signature thereon of any Director of the Company or in such other manner as is permitted by the Articles of Association of the Company.

(v)	THAT all the Agreements and Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in manner aforesaid.

(vi)	THAT each of the directors of the Company are hereby authorized and directed to take any and all other actions and to execute any other documents that they deem necessary or appropriate to carry out the intent of the foregoing resolutions, and all prior actions taken in connection therewith are hereby confirmed, ratified and approved.

(vii)	THAT in accordance with the above resolutions the register of members of the Company be updated and a share certificate or certificates be issued to Chinese Medicines.

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Dated June     , 2006

WANG Xiaocun

CHEN Yongcun

CHEN Yan

FANG Honglong

LIN Yuecai

XU Qian

HU Guangyi

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